UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

NOVAVAX, INC.
(Name of Registrant as Specified In Its Charter)

SHAH CAPITAL MANAGEMENT, INC. SHAH CAPITAL OPPORTUNITY FUND LP HIMANSHU H. SHAH
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Shah Capital Management, Inc. and the other participants named herein (collectively, “Shah Capital”) have filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission to be used to solicit votes AGAINST the election of Richard H. Douglas, Margaret G. McGlynn and David Mott to the Board of Directors of Novavax, Inc., a Delaware corporation (“Novavax” or the “Company”) at the Company’s 2024 upcoming annual meeting of stockholders (the “Annual Meeting”) and AGAINST the approval of certain of the Company’s other proposals to be considered by stockholders at the Annual Meeting.

On May 7, 2024, Himanshu H. Shah, President and Chief Investment Officer of Shah Capital Management, Inc., was quoted in the following article published by the Washington Business Journal:

Novavax investor pushes for changes in proxy fight

Novavax's headquarters is located at 700 Quince Orchard Road in Gaithersburg.

SARA GILGORE / WBJ

By Sara Gilgore – Staff Reporter, Washington Business Journal

May 7, 2024 Updated May 7, 2024 2:10pm EDT

Novavax Inc. shareholder Shah Capital Management Inc. thinks the biotech's leadership has failed to effectively market its Covid-19 vaccine and capitalize on its business opportunity — so the investment firm is pushing to change that.

Raleigh, North Carolina-based Shah Capital has filed a proxy statement with the Securities and Exchange Commission urging stockholders to vote against electing a trio of board members. The firm says doing so would send “a clear message that the status quo is unacceptable” and “make their voices heard that change is necessary on board composition, outdated strategies, and accountability at our company.”

Shah Capital contends Gaithersburg-based Novavax (NASDAQ: NVAX) is undervalued and should be more profitable given its protein-based vaccines and Matrix-M adjuvant, its immune response-boosting ingredient also used in its experimental vaccines for seasonal flu and other viruses. The firm cited in SEC filings “failures to adopt new marketing strategies, significant stockholder dilution, and the consistent inability to keep the best interest of stockholders in mind.”

“I think this is a great scientific organization, but it is an awful marketing company,” Himanshu Shah, Shah Capital’s founder and chief investment officer, told me in an interview, calling Novavax’s board “entrenched and old-fashioned.”

In response, Novavax issued an emailed statement: “We believe we have the right board in place to oversee Novavax’s strategy and the management team’s execution on our priorities. Our directors have extensive and deep subject matter expertise in our sector and in specialized fields most relevant to Novavax. To ensure the appropriate expertise is represented, board assessments and refreshment occur regularly, evidenced by the addition of five new, highly qualified independent directors since 2020.”

Novavax's Covid-19 vaccine is the only protein-based vaccine as an alternative to the mRNA vaccines on the market.

MATTHEW FELDMAN

Shah Capital has wanted Novavax to more sharply market its Covid vaccine to people who don’t want the mRNA shots made by Pfizer-BioNTech and Moderna, as well as to explore strategic partnerships and reduce management and board compensation, it said in its filings.

Himanshu Shah told me Novavax’s product — the only non-mRNA and protein-based vaccine available — “should have 50% market share this Covid season, not 10%,” which has been projected. “So either they are too conservative, or just not thinking straight,” Shah said.

“You need a very aggressive, roll-up-the-sleeves management and board, and I just don’t see it today,” Shah said, noting Novavax has invested billions of dollars over the past decade in its Matrix-M platform. The prospect of the company selling to a larger pharmaceutical player, which he’d mentioned to Reuters, is “a last resort,” he told me.

Novavax declined to specifically address the point about selling to a larger company, but said in its statement that its management team and board “are committed to creating long-term value for stakeholders and improving global public health” by advancing its vaccines, and that they’re “confident that the actions we are taking have the potential to drive long-term sustainable growth and create value.”

“We welcome the perspectives of our shareholders and value their input on our strategy,” Novavax’s statement reads.

John Jacobs became president and CEO of Gaithersburg's Novavax in early 2023.

NOVAVAX INC.

Shah Capital said in the proxy it has met with Novavax’s board and management and “wrote several letters” through 2023 and 2024 where it expressed "concerns regarding certain outdated strategies and the oversight of the company.”

But Novavax’s board has not taken steps to address those concerns, Shah Capital said in its letter, stating that it intends to vote against electing board members eligible for the election at its June 13 annual meeting — Richard Douglas, Margaret McGlynn and David Mott — and that it wants others to do the same.

Mott, former president and CEO of MedImmune and former head of New Enterprise Associates’s health care investment practice, and McGlynn, former president and CEO of International AIDS Vaccine Initiative and a two-decade alum of Merck, joined Novavax’s board in 2020. Douglas, a longtime industry exec and Genzyme Corp. alum, also chairman of Rockville’s MaxCyte Inc., has been on Novavax’s board since 2010.

Novavax reported in its April 29 proxy statement that it “did not receive any valid nominations from stockholders” for board candidates ahead of its 2024 meeting. Shah Capital had intended to nominate its own candidates but told Reuters it wasn’t able to meet the requirements on time.

The proxy fight comes about four months since CEO John Jacobs initiated a significant layoff, following earlier workforce reductions and structural changes. He has taken a number of steps to improve Novavax’s profitability and sustainability since he became CEO in early 2023. The business has shaved expenses, debt and liabilities, and real estate — part of what Jacobs has described as a post-pandemic journey toward evolving the business beyond its Covid product.

Novavax’s share price fell about 5% Tuesday morning to $4.50 apiece, after climbing to a high of $5.05 Monday, the day Shah Capital filed its proxy.

The company’s stock opened 2023 trading at about $10 per share, still a far cry from the $200 range where it comfortably situated during the pandemic’s height. Jacobs was named CEO not long after, inheriting some challenges and making changes and cuts to the business. Its share price has been up and down since then; it generally sat between about $7 and $12 for the majority of last year, then dropped lower in the fall to the $3 to $5 range.

Novavax is scheduled to report earnings Friday before the opening bell.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Shah Capital Management, Inc., a North Carolina corporation (“Shah Capital Management”), together with the other participants in its solicitation (collectively, “Shah Capital”), have filed a preliminary proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes AGAINST the election of Richard H. Douglas, Margaret G. McGlynn and David Mott to the Board of Directors of Novavax, Inc., a Delaware corporation (the “Company”) at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”) and AGAINST the approval of certain of the Company’s other proposals to be considered by stockholders at the Annual Meeting.

SHAH CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Shah Capital Management, Shah Capital Opportunity Fund LP (“Shah Opportunity”) and Himanshu H. Shah.

As of the date hereof, Shah Capital Management directly beneficially owns 10,300,000 shares of Common Stock, par value $0.01 per share of the Company (the “Common Stock”). As the investment manager of Shah Opportunity and certain separately managed accounts (the “Shah Managed Accounts”), Shah Capital Management may be deemed to beneficially own 10,965,794 shares of Common Stock beneficially owned in the aggregate by Shah Opportunity and held in the Shah Managed Accounts.1 As of the date hereof, Mr. Shah directly beneficially owns 65,382 shares of Common Stock, which are held in an account separately managed by Shah Capital Management for his benefit (the “Mr. Shah Managed Account”).  As the President and Chief Investment Officer of Shah Capital Management, Mr. Shah may be deemed to beneficially own the 10,965,794 shares of Common Stock beneficially owned in the aggregate by Shah Opportunity and held in the Shah Managed Accounts, which in addition to the 65,382 shares of Common Stock he beneficially owns directly, constitutes an aggregate of 11,031,176 shares of Common Stock that Mr. Shah may be deemed to beneficially own.

1 The Shah Managed Accounts excludes the Mr. Shah Managed Account (as defined below).